UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2009

KEMET Corporation
(Exact Name of Registrant As Specified In Charter)

Delaware	0-20289	57-0923789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2835 KEMET Way, Simpsonville, SC 29681
(Address of Principal Executive Offices, including  Zip Code)

(864) 963-6300
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreements.

On April 22, 2009, KEMET Corporation (the “Company”) entered into indemnification agreements (the “Indemnification Agreements”) with Per-Olof Loof, Frank G. Brandenberg, Dr. Wilfried Backes, Gurminder S. Bedi, Joseph V. Borruso, E. Erwin Maddrey, II, Robert G. Paul and Joseph D. Swann (together, the “Directors”). The Indemnification Agreements generally require, among other matters, that the Company indemnify the Directors to the fullest extent permitted by law and pay certain expenses, judgments, penalties fines and amounts paid in settlement in connection with any matter arising as a result of such Director’s status with the Company and its subsidiaries. The Indemnification Agreements also establish processes and procedures for indemnification claims, advancement of expenses, and other determinations with respect to indemnification. The rights of indemnification provided by the Indemnification Agreements are not exclusive of any other rights to which such persons may at any time be entitled under applicable law, the certificate of incorporation of the Company, the bylaws of the Company or otherwise.

The foregoing summary is qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)                                 Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEMET Corporation

/s/ William M. Lowe Jr.
Date: April 23, 2009	William M. Lowe, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement